Garrison Capital Inc. Declares Fourth Quarter 2014 Distribution of $0.35 Per Share and Announces Third Quarter Financial Results and Earnings Call

NEW YORK, NEW YORK – November 5, 2014 – Garrison Capital Inc., a business development company (NASDAQ: GARS), today announced its financial results for the third fiscal quarter ended September 30, 2014.

References to “we,” “us,” “our” and “Garrison Capital” refer to Garrison Capital Inc. and its consolidated subsidiaries.

Third Quarter 2014 Highlights

×	Net increase in net assets resulting from operations for the quarter ended September 30, 2014 was $5.1 million, or $0.30 per share;

×	Net investment income of $6.3 million, or $0.37 per share;

×	Net realized gains of $1.2 million, or $0.07 per share;

×	Net change in unrealized depreciation of investments of $(2.4) million, or $(0.14) per share; and

×	Our board of directors declared a fourth quarter distribution of $0.35 per share, payable on December 29, 2014 to stockholders of record as of December 12, 2014.

Consolidated Results of Operations

Consolidated operating results for the three months ended September 30, 2014 and June 30, 2014 are as follows:

	Three Months Ended September 30, 2014	Three Months Ended June 30, 2014
Dollar amounts in thousands, except per share data	(Unaudited)	(Unaudited)
Net investment income	$6,261	$5,979
Total investment income	$12,944	$12,848
Net expenses	$6,683	$6,869
Net realized gain on investments	$1,198	$800
Net change in unrealized appreciation/(depreciation) on investments	$(2,378)	$2,280

Net investment income per share	$0.37	$0.36
Net realized/unrealized gain on investments per share	$(0.07)	$0.18
Net earnings per share	$0.30	$0.54

Total investment income for the three months ended September 30, 2014 was $12.9 million and net investment income was $6.3 million. Total expenses for the three months ended September 30, 2014 were $6.7 million.

Net realized gains of $1.2 million for the three months ended September 30, 2014 were driven primarily by the sale of five portfolio companies, the early full repayment of eight portfolio companies and other partial repayments.

The net change in unrealized depreciation of $(2.4) million for the three months ended September 30, 2014 was driven primarily by the negative credit related adjustment of one portfolio company in the amount of $(1.5) million.

The remaining net change in unrealized depreciation on investments was due to the reversal of prior period unrealized appreciation of $(1.1) million, offset by the increase in the market value of the remaining portfolio of $0.2 million.

Portfolio and Investment Activities

For the three months ended September 30, 2014, we originated five new investments, one club deal, one purchased deal and additional add-on investments, for a total increase to par in our portfolio of $114.6 million with a weighted average yield of 10.1%. For the three months ended September 30, 2014, repayments in our portfolio consisted of the early full repayment of eight investments and the sale of five investments, for a total of $95.9 million of par with a weighted average yield of 9.4%.

See below for the portfolio activity table:

Par (in millions)	Q2 2013(1)	Q3 2013(1)	Q4 2013(1)	Q1 2014(1)	Q2 2014(1)	Q3 2014(2)	Average

Originated	$22.0	$30.2	$24.1	$31.0	$6.7	$71.7	$31.0
Club	26.2	-	26.1	9.0	9.9	13.7	14.2
Purchased	52.2	-	9.2	-	46.1	20.4	21.3
Consumer loans	5.0	4.7	8.9	9.2	25.2	-	8.8
Equity	4.9	1.0	0.7	-	-	-	1.1
Total add-on investments	-	2.9	13.4	15.3	16.2	8.8	9.4

Total Additions	110.3	38.8	82.4	64.5	104.1	114.6	85.8

Less: Total Repayments/Sales	(4.8)	(11.5)	(25.6)	(34.6)	(61.5)	(95.9)	(39.0)

Net Additions	$105.5	$27.3	$56.8	$29.9	$42.6	$18.7	$46.8

Summary	Q2 2013(1)	Q3 2013(1)	Q4 2013(1)	Q1 2014(1)	Q2 2014(1)	Q3 2014(2)	Average
Number of new investments	11	6	8	4	9	7	8
Average WA yield of additions	10.9%	12.6%	11.1%	11.3%	12.8%	10.1%	11.4%

Number of repayments/sales	1	1	2	3	6	13	4
Average WA yield of repayments/sales	13.8%	9.5%	11.5%	11.5%	12.3%	9.4%	11.0%

(1)	Includes only activity for our core portfolio, which consists of investments that generally yield greater than 9.0%.

(2)	Includes all portfolio activity – the majority of our investments meet the core definition. Includes $14.6 million of transitory within total additions and $40.3 million within total repayments.

The following table shows select information of our portfolio as of September 30, 2014.

Summary of Portfolio Characteristics (dollar amounts in millions)	September 30, 2014

Total Market Value	$448.6
Number of portfolio companies	56

Average investment size (1)	$6.6
Weighted average yield (2)(3)	10.0%
Weighted average price (1)	98.0

First lien	78.8%
Second lien	6.2%
Mezzanine/Subordinated	2.5%
Consumer loans	9.0%
Real estate loans	2.3%
Equity	1.2%

Core	90.0%
Transitory	10.0%

Originated (3)	46.9%
Club (4)	24.2%
Purchased	28.9%

Fixed (1)	13.8%
Floating (1)	86.2%

Performing (1)	99.1%
Non-performing (1)	0.9%

Weighted average debt / EBITDA (1) (2) (5)	3.4	x
Weighted average risk rating (6)	2.40

(1)	Excludes consumer loans and equity investments.
(2)	Excludes investments with a risk rating of 4, unfunded revolvers and equity investments.
(3)	Originated positions include investments where we have sourced and led the execution of the deal.
(4)	Club positions include investments where we provide direct lending to a borrower with one or two other lenders but did not lead the deal.
(5)	Excludes non-operating portfolio companies, which we define as those with loans collateralized by real estate, proved developed producing value or other hard assets.

 Liquidity and Capital Resources

As of September 30, 2014, we had cash and cash equivalents of $25.6 million and cash and cash equivalents, restricted of $15.5 million.

In addition, our transitory portfolio, which we define as those investments that generally yield less than 9.0%, consists of approximately eleven portfolio companies with a total par value of $45.4 million and a fair value of $44.7 million. We view these investments as an additional source of liquidity to meet our investment objectives.

Distributions

On October 31, 2014, the Board approved a distribution in the amount of $5.9 million, or $0.35 a share, which will be paid on December 29, 2014 to stockholders of record as of December 12, 2014.

Distributions are paid from taxable earnings and may include return of capital and/or capital gains. The specific tax characteristics of the distributions will be reported to stockholders on Form 1099-DIV after the end of the calendar year and in our periodic reports filed with the Securities and Exchange Commission.

Earnings Conference Call

We will hold a conference call at 10:00 a.m. (Eastern Time) on Thursday, November 6, 2014 to discuss our quarterly financial results. All interested parties are welcome to participate. During the earnings conference call, we intend to refer to the Q3 2014 Garrison Capital Inc. Earnings Presentation, which will be available prior to the conference call on the Investor Relations section of the Company’s website (www.garrisoncapitalbdc.com) under Webcasts & Presentations.

The conference call can be accessed at the following dial-in number: (888) 588-0798. International callers can access the conference call by dialing (706) 634-6548. All participants will need to enter the Conference ID 10260556. All participants are asked to dial-in to the conference call 10-15 minutes prior to the call so that name and company information can be collected.

An archived replay of the call will be available within two hours after the call until 11:59 p.m. (Eastern Time) on December 6, 2014. To hear the replay, please dial (855) 859-2056. International dialers, please dial (404) 537-3406. For all replays, please enter the Conference ID 10260556.

ABOUT GARRISON CAPITAL INC.

Garrison Capital Inc. is a business development company that primarily invests in loans to U.S. based middle-market companies. The company’s investment activities are managed by its investment adviser, Garrison Capital Advisers LLC, an affiliate of Garrison Investment Group LP (“Garrison Investment Group”). For more information go to http://www.garrisoncapitalbdc.com.

ABOUT GARRISON INVESTMENT GROUP

Garrison Investment Group is an alternative investment and asset management firm founded in March 2007 by Steven Stuart and Joseph Tansey. Garrison Investment Group invests opportunistically in the debt of middle-market companies, primarily in the areas of corporate finance, real estate finance and structured finance. For more information go to http://www.garrisoninv.com.

FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the Securities and Exchange Commission. The Company undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contact:

Garrison Capital Inc.

Brian Chase

www.garrisoncapitalbdc.com

(212) 372-9590